Exhibit 99.1

National CineMedia, Inc. Reports Results for

Fiscal Second Quarter 2017

Reaffirms Full Year 2017 Outlook

Centennial, CO – August 7, 2017 – National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 39.3% of National CineMedia, LLC (NCM LLC), the operator of the largest in-theater digital media network in North America, today announced consolidated results for the fiscal second quarter and six months ended June 29, 2017.

Total revenue for the second quarter ended June 29, 2017 decreased 15.9% to $97.1 million from $115.4 million for the comparable quarter last year.  Adjusted OIBDA decreased 28.8% to $42.3 million for the second quarter of 2017 from $59.4 million for the second quarter of 2016. Operating income decreased 39.1% to $28.3 million for the second quarter of 2017 from $46.5 million for the second quarter of 2016. Included in Adjusted OIBDA and operating income were $1.7 million and $0.7 million of non-cash impairment charges during the second quarter of 2017 and second quarter of 2016, respectively, on investments obtained in prior years in exchange for advertising services. Net income for the second quarter of 2017 was $1.5 million, or net income of $0.02 per diluted share, compared to net income of $6.8 million, or net income of $0.11 per diluted share, for the second quarter of 2016.  As adjusted to exclude the CEO transition-related costs in 2017 and 2016 and early lease termination expense in 2017, net income for the second quarter of 2017 would have been $0.03 per diluted share and net income for the second quarter of 2016 would have remained $0.11 per diluted share.

Total revenue for the six months ended June 29, 2017 decreased 11.8% to $169.0 million from $191.6 million for the comparable period last year.  Adjusted OIBDA decreased 28.2% to $59.9 million for the first six months of 2017 from $83.4 million for the first six months of 2016. Operating income decreased 36.1% to $33.4 million for the first six months of 2017 from $52.3 million for the first six months of 2016. Included in Adjusted OIBDA and operating income were $3.1 million and $0.7 million of non-cash impairment charges during the first six months of 2017 and the first six months of 2016, respectively, on investments obtained in prior years in exchange for advertising services. Net loss for the first six months of 2017 was $3.5 million, or a loss of $0.06 per diluted share, compared to net income of $2.5 million, or income of $0.04 per diluted share for the first six months of 2016.  As adjusted to exclude the CEO transition-related costs and early lease termination expense, net loss for the first six months of 2017 would have been $0.05 per diluted share and net income for the first six months of 2016 would have been $0.07 per diluted share.  Adjusted OIBDA and adjusted earnings per share are non-GAAP measures.  See the tables at the end of this release for the reconciliations to the closest GAAP basis measurement.

Commenting on the Company’s second quarter of 2017 operating results and second half of 2017 positioning, Andy England, NCM’s CEO said, “The second quarter completed a challenging first half of 2017, but the second half of 2017 is shaping up nicely so far with the third quarter pacing ahead of last year. This gives us a solid sales foundation to build upon to finish out the year strong and reaffirm our guidance for 2017, as we look forward to the launch of our new Noovie pre-show this fall.”

2017 Outlook

For the full year 2017, the Company reaffirms its outlook of total revenue to be down 6% to 1% and Adjusted OIBDA to be down 12% to 6% from the full year 2016.  The Company expects total revenue in the range of $422.0 million to $442.0 million for the full year 2017, compared to total revenue for the full year 2016 of $447.6 million and Adjusted OIBDA in the range of $202.0 million to $217.0 million for the full year 2017 compared to Adjusted

OIBDA for the full year 2016 of $230.7 million. This outlook includes the impact of an 8% increase in the theater access fee paid to the founding members that occurs every five years as well as the non-cash impairment charges of $3.1 million recorded for the first six months of 2017, described above. During 2017, the Company expects to record approximately $18.0 million to $20.0 million in integration payments from Cinemark and AMC associated with Rave Theatres and Carmike Theatres, which are recorded as a reduction of an intangible asset.

Supplemental Information

Integration payments due from Cinemark and AMC associated with Rave Theatres and Carmike Theatres for the quarter ended June 29, 2017 and June 30, 2016 and six month ended June 29, 2017 and June 30, 2017 were $4.3 million, $0.7 million, $4.7 million and $0.8 million, respectively. The integration payments were recorded as a reduction of an intangible asset.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties August 7, 2017 at 5:00 P.M. Eastern time.  The live call can be accessed by dialing 1-877-407-9039 or for international participants 1-201-689-8470. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, August 21, 2017, by dialing 1-844-512-2921 or for international participants 1-412-317-6671, and entering conference ID 13666483.

About National CineMedia, Inc.

National CineMedia (NCM) is America’s Movie Network. As the #1 Millennial weekend network in the U.S., NCM is the connector between brands and movie audiences. According to Nielsen, more than 750 million moviegoers annually attend theaters that are currently under contract to present NCM’s pre-show in 49 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (NYSE: RGC). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 20,600 screens in approximately 1,700 theaters in 187 Designated Market Areas® (all of the top 50). NCM Digital goes beyond the big screen, extending in-theater campaigns into online and mobile marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns a 39.3% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com.

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements providing guidance and projections for the full year 2017, and beliefs about our third quarter and remainder of the year sales prospects. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the pre-show; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) economic conditions, including the level of expenditures on cinema advertising; 5) our ability to renew or replace expiring advertising and content contracts; 6) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 7) fluctuations in operating costs; 8) changes in interest rates; and 9) changes in accounting principles.  In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future noncash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 29, 2016, for further information about these and other risks.

INVESTOR CONTACT:	MEDIA CONTACT:
Ted Watson	Amy Jane Finnerty
800-844-0935	212-931-8117
investors@ncm.com	amy.finnerty@ncm.com

NATIONAL CINEMEDIA, INC.

Condensed Consolidated Statements of Income

Unaudited

($ in millions, except per share data)

	Quarter Ended		Six Months Ended
	June 29, 2017	June 30, 2016	June 29, 2017	June 30, 2016
Revenue (including revenue from founding members of $7.6, $7.2, $16.0 and $14.5, respectively)	$97.1	$115.4	$169.0	$191.6
OPERATING EXPENSES:
Advertising operating costs	7.5	8.3	12.5	13.3
Network costs	4.0	4.3	8.2	8.8
Theater access fees—founding members	18.7	18.9	39.3	37.6
Selling and marketing costs	18.9	19.1	37.0	37.7
Administrative and other costs	10.5	9.4	19.8	24.3
Depreciation and amortization	9.2	8.9	18.8	17.6
Total	68.8	68.9	135.6	139.3
OPERATING INCOME	28.3	46.5	33.4	52.3
NON-OPERATING EXPENSES:
Interest on borrowings	13.1	13.5	26.3	26.9
Interest income	(0.4)	(0.4)	(0.8)	(1.0)
Accretion of interest on the discounted payable to founding members under tax receivable agreement	2.9	3.4	6.3	7.0
Other non-operating income	—	—	(0.1)	—
Total	15.6	16.5	31.7	32.9
INCOME BEFORE INCOME TAXES	12.7	30.0	1.7	19.4
Income tax expense	1.8	4.5	0.3	2.4
CONSOLIDATED NET INCOME	10.9	25.5	1.4	17.0
Less: Net income attributable to noncontrolling interests	9.4	18.7	4.9	14.5
NET INCOME (LOSS) ATTRIBUTABLE TO NCM, INC.	$1.5	$6.8	$(3.5)	$2.5

NET INCOME (LOSS) PER NCM, INC. COMMON SHARE:
Basic	$0.02	$0.11	$(0.06)	$0.04
Diluted	$0.02	$0.11	$(0.06)	$0.04

Dividends declared per common share	$0.22	$0.22	$0.44	$0.44

NATIONAL CINEMEDIA, INC.

Selected Condensed Balance Sheet Data

Unaudited ($ in millions)

	As of
	June 29, 2017	December 29, 2016
Cash, cash equivalents and marketable securities	$51.6	$68.7
Receivables, net	99.2	160.5
Property and equipment, net	30.0	29.6
Total assets	1,121.7	1,057.4
Borrowings, gross	930.0	935.0
Total equity/(deficit)	(68.3)	(181.2)
Total liabilities and equity	1,121.7	1,057.4

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

	Quarter Ended
	June 29, 2017	June 30, 2016
Total Screens (100% Digital) at Period End (1)(6)	20,623	20,471
Founding Member Screens at Period End (2)(6)	16,716	17,028
DCN (Digital Content Network) Screens at Period End (3)(6)	20,033	20,061

	Quarter Ended		Six Months Ended
(in millions)	June 29, 2017	June 30, 2016	June 29, 2017	June 30, 2016
Total Attendance for Period (4)(6)	160.0	172.2	341.5	344.5
Founding Member Attendance for Period (5)(6)	132.5	145.9	285.8	294.1
Capital Expenditures	$3.0	$3.0	$6.0	$7.0

(1)	Represents the total screens within NCM LLC’s advertising network.
(2)	Represents the total founding member screens.
(3)	Represents the total number of screens that are connected to the Digital Content Network.
(4)	Represents the total attendance within NCM LLC’s advertising network.
(5)	Represents the total attendance within NCM LLC’s advertising network in theaters operated by the founding members.
(6)	Excludes screens and attendance associated with certain AMC Carmike, AMC Rave and Cinemark Rave theaters for all periods presented.

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

(In millions, except advertising revenue per attendee, margin and per share data)

	Quarter Ended		Six Months Ended
	June 29, 2017	June 30, 2016	June 29, 2017	June 30, 2016
Revenue breakout:
National advertising revenue	$66.0	$83.0	$110.4	$133.2
Local and regional advertising revenue	23.5	25.3	42.6	44.1
Total advertising revenue (excluding beverage)	$89.5	$108.3	$153.0	$177.3

Total revenue	$97.1	$115.4	$169.0	$191.6

Per attendee data:
National advertising revenue per attendee	$0.413	$0.482	$0.323	$0.387
Local and regional advertising revenue per attendee	$0.147	$0.147	$0.125	$0.128
Total advertising revenue (excluding beverage) per attendee	$0.559	$0.629	$0.448	$0.515
Total revenue per attendee	$0.607	$0.670	$0.495	$0.556
Total attendance (1)	160.0	172.2	341.5	344.5

Other operating data:
Operating income	$28.3	$46.5	$33.4	$52.3
OIBDA (2)	$37.5	$55.4	$52.2	$69.9
Adjusted OIBDA (2)	$42.3	$59.4	$59.9	$83.4
Adjusted OIBDA margin (2)	43.6%	51.5%	35.4%	43.5%

Income (loss) per share – basic	$0.02	$0.11	$(0.06)	$0.04
Income (loss) per share – diluted	$0.02	$0.11	$(0.06)	$0.04

Adjusted income (loss) per share – basic (2)	$0.03	$0.12	$(0.05)	$0.07
Adjusted income (loss) per share – diluted (2)	$0.03	$0.11	$(0.05)	$0.07

(1)

Represents the total attendance within NCM LLC’s advertising network. Excludes screens and attendance associated with certain AMC Carmike, AMC Rave and Cinemark Rave theaters for all periods presented.

(2)

OIBDA, Adjusted OIBDA, Adjusted OIBDA margin and adjusted loss per share are not financial measures calculated in accordance with GAAP in the United States.  See attached tables for the non-GAAP reconciliations.

NATIONAL CINEMEDIA, INC.

Non-GAAP Reconciliations

Unaudited

OIBDA, Adjusted OIBDA and Adjusted OIBDA Margin

Operating Income Before Depreciation and Amortization (“OIBDA”), Adjusted OIBDA and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States.  OIBDA represents operating income before depreciation and amortization expense.  Adjusted OIBDA excludes from OIBDA non-cash share based compensation cost, Chief Executive Officer transition costs and early lease termination expense.  Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue.  Our management uses these non-GAAP financial measures to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures.  The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, non-cash share based compensation programs, CEO turnover, early lease termination expense, interest rates, debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s share based payment costs, costs associated with the resignation of the company’s former Chief Executive Officer and an early lease termination expense. OIBDA or Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in the Company’s debt agreement.

The following tables reconcile operating income to OIBDA and Adjusted OIBDA for the periods presented (dollars in millions):

	Quarter Ended		Six Months Ended		Year Ended
	June 29, 2017	June 30, 2016	June 29, 2017	June 30, 2016	December 29, 2016
Operating income	$28.3	$46.5	$33.4	$52.3	$173.0
Depreciation and amortization	9.2	8.9	18.8	17.6	35.8
OIBDA	$37.5	$55.4	$52.2	$69.9	$208.8
Share-based compensation costs (1)	2.8	3.7	5.5	10.3	18.3
CEO transition costs (2)	0.2	0.3	0.4	3.2	3.6
Early lease termination expense (3)	1.8	—	1.8	—	—
Adjusted OIBDA	$42.3	$59.4	$59.9	$83.4	$230.7
Total revenue	$97.1	$115.4	$169.0	$191.6	$447.6
Adjusted OIBDA margin	43.6%	51.5%	35.4%	43.5%	51.5%

Adjusted OIBDA	$42.3	$59.4	$59.9	$83.4	$230.7
Carmike and Rave Theatres integration payments	4.3	0.7	4.7	0.8	2.6
Adjusted OIBDA after integration payments	$46.6	$60.1	$64.6	$84.2	$233.3

(1)

Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements as shown in the following table (dollars in millions).

	Quarter Ended		Six Months Ended		Year Ended
	June 29, 2017	June 30, 2016	June 29, 2017	June 30, 2016	December 29, 2016
Share-based compensation costs included in network costs	$0.2	$0.3	$0.5	$0.6	$1.1
Share-based compensation costs included in selling and marketing costs	1.3	1.5	2.2	3.1	6.0
Share-based compensation costs included in administrative and other costs (a)	1.3	1.9	2.8	6.6	11.2
Total share-based compensation costs	$2.8	$3.7	$5.5	$10.3	$18.3

(a)	Includes $2.3 million of expense associated with the modification of certain former executive equity awards during the six months ended June 30, 2016.

(2)	Chief Executive Officer transition costs represent severance, consulting and other costs and are included in administrative expense in the accompanying financial statements.
(3)

Early lease termination expense represents a non-cash expense recorded upon the early termination of the lease of our corporate headquarters because the early termination payment made by the Company was reimbursed by the landlord of the new building. This expense is included in administrative expense in the accompanying financial statements.

Outlook (in millions)

Year Ending December 28, 2017
NCM, Inc.
	Low	High
Operating income	$152.5	$166.8
Depreciation and amortization	35.4	35.6
OIBDA	187.9	202.4
Share-based compensation costs (1)	12.0	12.5
CEO transition costs (2)	0.3	0.3
Early lease termination expense (3)	1.8	1.8
Adjusted OIBDA	$202.0	$217.0
Total revenue	$422.0	$442.0

(1)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements.
(2)	Chief Executive Officer transition costs represent primarily consulting costs.
(3)

Early lease termination expense represents a non-cash expense recorded upon the early termination of the lease of our corporate headquarters because the early termination payment made by the Company was reimbursed by the landlord of the new building.

Adjusted Net Income and Income per Share

Adjusted net income and income per share are not financial measures calculated in accordance with GAAP in the United States. Adjusted net income and income per share are calculated using reported net income and income per share and exclude CEO transition-related costs and early lease termination costs shown in the below table. Our management uses these non-GAAP financial measures as an additional tool to evaluate operating performance. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to a method used by the Company’s management and helps improve their ability to understand the Company’s operating performance. Adjusted net loss should not be regarded as an alternative to net income and should not be regarded as an alternative to loss per share or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that net income and income per share are the most directly comparable GAAP financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income and income per share as reported to adjusted net income and income per share excluding the CEO transition-related costs and early termination expense for the periods presented (dollars in millions):

	Quarter Ended		Six Months Ended
	June 29, 2017	June 30, 2016	June 29, 2017	June 30, 2016
Net income (loss) as reported	$1.5	$6.8	$(3.5)	$2.5
CEO transition costs (1)	0.2	0.3	0.4	3.2
Stock-based compensation expense for modified equity awards (2)	—	—	—	2.3
Early lease termination expense (3)	1.8	—	1.8	—
Effect of noncontrolling interests (60.7%, 56.4%, 60.7% and 56.4%, respectively)	(1.2)	(0.2)	(1.2)	(3.1)
Effect of provision for income taxes (38% effective rate)	(0.3)	—	(0.4)	(0.9)
Net effect of adjusting items	0.5	0.1	0.6	1.5
Net income (loss) excluding adjusting items	$2.0	$6.9	$(2.9)	$4.0

Weighted Average Shares Outstanding as reported and as adjusted
Basic	60,609,975	59,831,675	60,459,531	59,721,270
Diluted	60,899,177	60,556,539	60,459,531	60,314,112

Basic income (loss) per share as reported	$0.02	$0.11	$(0.06)	$0.04
Net effect of adjusting items	0.01	0.01	0.01	0.03
Basic income (loss) per share excluding adjusting items	$0.03	$0.12	$(0.05)	$0.07

Diluted income (loss) per share as reported	$0.02	$0.11	$(0.06)	$0.04
Net effect of adjusting items	0.01	—	0.01	0.03
Diluted income (loss) per share excluding adjusting items	$0.03	$0.11	$(0.05)	$0.07

(1)	Chief Executive Officer transition costs represent severance, consulting and other costs.
(2)	Consists of non-cash stock-based compensation expense associated with modifications to the former CEO’s equity awards pursuant to his Separation and General Release Agreement.
(3)

Early lease termination expense represents a non-cash expense recorded upon the early termination of the lease of our corporate headquarters because the early termination payment made by the Company was reimbursed by the landlord of the new building.